Exhibit 99.2

AgeX Therapeutics Obtains $10 Million in Capital and Commences Operations

• Leverages Intellectual Property Assets from the BioTime Group of Companies Relating to Cellular Immortality and Regenerative Biology

• Funding to Advance the Development of Products Targeting Large Markets Associated with Age-Related Disease

ALAMEDA, Calif.--(BUSINESS WIRE)--August 2, 2017--AgeX Therapeutics, Inc. (AgeX), a subsidiary of BioTime, Inc. (NYSE MKT: BTX), today reported that it has successfully raised $10 million in equity financing to fund its operations. Following the financing, BioTime continues to own about 87% of AgeX’s outstanding shares. The financing is expected to fund preclinical development at AgeX as well as building the company’s operational infrastructure. The financing may also lead to a registration and distribution of a to-be-determined percentage of the AgeX shares to BioTime shareholders, after which AgeX would trade as a public company.

Aging is the demographic trend of our time. It is estimated that approximately 80% of the $3 trillion of health care expenditures in the United States is attributable to chronic disease. Approximately 90% of the elderly have one chronic degenerative disease and 77% have two or more. There is, therefore, strong interest in the biopharmaceutical industry for novel and cost-effective regenerative therapies targeting these large and growing markets. AgeX was formed in early 2017 to develop BioTime technology relating to cell immortality and regenerative biology by developing products for the treatment of aging and age-related diseases. Initial product development plans include: pluripotent stem cell-derived brown adipocytes (AGEX-BAT1); vascular progenitors (AGEX-VASC1); and induced Tissue Regeneration (iTR). Initial planned indications for these products are type II diabetes, cardiac ischemia, and cancer, respectively. A recent keynote presentation on The Future of Aging as well as a discussion with Dr. Aubrey de Grey on AgeX business plans is available online for viewing.

BioTime has licensed or assigned to AgeX certain assets related to the development of these and related products. BioTime has retained all assets related to its core areas of focus in ophthalmology, orthopedics, medical aesthetics, and drug delivery, including its Renevia and OpRegen products. In addition to its ownership of AgeX shares, BioTime will retain its ownership in Asterias Biotherapeutics (NYSE MKT: AST) and OncoCyte Corporation (NYSE MKT: OCX). BioTime has assigned to AgeX its ownership of the private subsidiaries LifeMap Sciences, Ascendance Biotechnology, and ReCyte Therapeutics. BioTime’s Co-Chief Executive Officer, Michael D. West, Ph.D. will serve as AgeX’s Chief Executive Officer.

Participants in the financing included: IBS Capital LLC managed by David A. Taft; KIZOO Technology Capital GmbH, which provides early stage financing in SaaS, Internet & Mobile Services with a growing focus on Rejuvenation Biotechnology as part of Michael Greve's Forever Healthy Initiative, to directly support companies turning research on molecular and cellular repair of the root causes of aging into therapies for human application; and Jim Mellon, a visionary entrepreneur known for his skills in identifying emerging global trends. He has authored a number of books, including: Wake Up! Survive and Prosper in the Coming Economic Turmoil, published by John Wiley in 2005; Cracking the Code, published by John Wiley in 2012; and is soon to publish Juvenescence, on the aging of the baby boom population and the anticipated boom in the biotechnology of aging. Other participants in the financing included BioTime and founders of successful firms in the health care, technology, and financial fields, including John Mauldin, founder of Mauldin Economics, and BioTime’s Chairman, Alfred Kingsley.

“The technology of AgeX is the culmination of over 25 years of research and development,” said Michael D. West, Ph.D., CEO of AgeX and co-CEO of BioTime. “We believe AgeX is well-positioned to lead in the emerging field of aging biotechnology, delivering on regenerative therapies targeting some of the largest market opportunities in the aging demographic.”

“AgeX’s formation and funding is an important step in the execution of our strategy, by allowing us to focus our resources on our core clinical programs, Renevia and OpRegen, which have recently reported positive data,” stated Adi Mohanty, co-CEO of BioTime. “As a part of our strategy of unlocking value for our shareholders, we may distribute some or all of our holdings in AgeX to BioTime shareholders in the coming quarters. The timing of such distribution has not been determined. We are carefully examining all strategies including the ones we implemented to achieve increased shareholder value when we created Asterias and OncoCyte.”

About AgeX Therapeutics

AgeX Therapeutics, Inc., a subsidiary of BioTime, Inc. (NYSE MKT:BTX), is a biotechnology company applying technology relating to cell immortality and regenerative biology, to aging and age-related diseases. The company has three initial areas of product development: pluripotent stem cell-derived brown adipocytes (AGEX-BAT1); vascular progenitors (AGEX-VASC1); and induced Tissue Regeneration (iTR). Initial planned indications for these products are Type II diabetes, cardiac ischemia, and cancer respectively. More information on AgeX can be found on the company’s web site.

About BioTime

BioTime is a clinical-stage biotechnology company focused on developing and commercializing products addressing degenerative diseases. Its clinical programs are based on two platform technologies: pluripotent cells and cell/drug delivery. The foundation of BioTime’s core therapeutic technology platform is pluripotent cells that are capable of becoming any of the cell types in the human body. The foundation of the Company’s cell delivery platform is its HyStem® cell and drug delivery matrix technology. The Company’s current clinical programs are targeting three primary sectors, aesthetics, ophthalmology and cell/drug delivery. BioTime also has significant equity holdings in two publicly traded companies, Asterias Biotherapeutics, Inc. (“Asterias”) and OncoCyte Corporation (“OncoCyte”).

BioTime common stock is traded on the NYSE MKT and TASE under the symbol BTX. For more information, please visit www.biotimeinc.com or connect with the company on Twitter, LinkedIn, Facebook, YouTube, and Google+.

To receive ongoing BioTime corporate communications, please click on the following link to join our email alert list: http://news.biotimeinc.com.

Forward-Looking Statements

Certain statements contained in this release are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Statements pertaining to future financial and/or operating results, future growth in research, technology, clinical development, and potential opportunities for BioTime, Inc. and its subsidiaries, along with other statements about the future expectations, beliefs, goals, plans, or prospects expressed by management constitute forward-looking statements. Any statements that are not historical fact (including, but not limited to statements that contain words such as “will,” “believes,” “plans,” “anticipates,” “expects,” “estimates” should also be considered to be forward-looking statements. Forward-looking statements involve risks and uncertainties, including, without limitation, risks inherent in the development and/or commercialization of potential products, uncertainty in the results of clinical trials or regulatory approvals, need and ability to obtain future capital, and maintenance of intellectual property rights. Actual results may differ materially from the results anticipated in these forward-looking statements and as such should be evaluated together with the many uncertainties that affect the business of BioTime, Inc. and its subsidiaries, particularly those mentioned in the cautionary statements found in more detail in the “Risk Factors” section of its Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q filed with the SEC (copies of which may be obtained at www.sec.gov). Subsequent events and developments may cause these forward-looking statements to change. BioTime specifically disclaims any obligation or intention to update or revise these forward-looking statements as a result of changed events or circumstances that occur after the date of this release, except as required by applicable law.

CONTACT:
Investor Contact:
EVC Group, Inc.
Michael Polyviou/Doug Sherk, 646-445-4800
mpolyviou@evcgroup.com; dsherk@evcgroup.com
or
Media Contact:
JQA Partners, Inc.
Jules Abraham, 917-885-7378
jabraham@jqapartners.com